UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

Weida Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-10366	22-2582847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 W. Lakeside Ave, Suite 203

Cleveland, Ohio 44113

(Address of Principal Executive Offices)

(216) 479-0800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5

Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2006 the Board of Directors took the following actions:

a)

Elected Donald L. Huizenga, age 59 as President and Chief Executive Officer replacing Chris Lennon who resigned his position as an officer and board member of the company effective February 15, 2006.  Mr. Huizenga will continue to serve as a member of our Board of Directors as he has since September 13, 2005.

Prior to his affiliation with the company, Mr. Huizenga was the President and Chief Executive Officer of Kurziel Industries, Inc., a foundary operation having several domestic plants and a Chinese operation, with customer bases in Europe, North America and Asia. Mr. Huizenga is also the owner of Deacon Associates LLC, a management consulting firm.

b)

Elected Richard J. Szekelyi, age 55 to replace Mr. Lennon as a member of the Company’s Board of Directors.  Mr. Szekelyi will continue to serves as the Company’s Chief Financial Officer.

For the last 10 years Mr. Szekelyi, a certified public accountant, has owned and managed Navigent Group, a consulting firm providing business and financial management services including corporate restructurings, acquisition and capital transaction services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC. (Registrant)

By:	/s/ Richard Szekelyi
Richard Szekelyi
Chief Financial Officer

Dated: February 21, 2006

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